UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

[Preliminary]

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]  Definitive Information Statement

INSYNERGY PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee:

[X] No Fee Required

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

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(2) Aggregate number of securities to which transaction applies:

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(5)Total fee paid:

[  ]Fee paid previously with preliminary materials.

[  ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

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INSYNERGY PRODUCTS, INC.

2501 West Burbank Blvd., Suite 201

Burbank, California 91505

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is furnished to the stockholders of Insynergy Products, Inc. (the “Company”) in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The matter upon which action is being taken is to amend the Company’s Articles of Incorporation to change the Company’s name to “Starco Brands, Inc.” (the “Corporate Action”)

The record date established by the Board for purposes of determining the number of outstanding shares of voting common stock of the Company was July 27, 2017, (the “Record Date”).  On July 27, 2017, four (4) stockholders, holding 21,587,936 shares of common stock representing 59.5% of the votes entitled to be cast at a meeting of the Company’s stockholders, consented in writing to the Corporate Action.

The Corporate Action cannot be effectuated until twenty (20) days after the mailing of this Information Statement to our stockholders.  After that time period, the Company shall file the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada (the “Certificate of Amendment”).  The text of the Certificate of Amendment may be subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Certificate of Amendment.  After filing the Certificate of Amendment, we intend to initiate the required regulatory procedures to change the Company’s trading symbol.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the Record Date.

CHANGE THE COMPANY’S NAME

Our current Articles of Incorporation, as amended, state that the name of the Company is “Insynergy Products, Inc.”  Our Board unanimously proposed that our Articles of Incorporation be further amended, subject to stockholder approval, to change the Company’s name to “Starco Brands, Inc.”  This name change will be effective at the discretion of our Board, but not earlier than twenty (20) days following the mailing to stockholders of this Definitive Information Statement.

Stockholder approval to amend our Articles of Incorporation to change the Company’s name was obtained by written consent of stockholders holding a majority of our issued and outstanding common stock as of July 27, 2017.  As a result of the Company’s name change, the Board will take the necessary action to change the Company’s trading symbol.

Purposes for Name Change

Our Board believes the name change is necessary and advisable to reflect the Company’s current and anticipated business operations.  As of July 12, 2017 the Company entered into a licensing agreement with The Starco Group, located in Los Angeles, California.  The Company intends to focus our marketing efforts on the novel consumer products manufactured by The Starco Group.  The Starco Group is predominantly an aerosol and liquid fill private label manufacturer which manufactures DIY/Hardware, paints, coatings and adhesives, household, air care, disinfectants, automotive, motorcycle, arts & crafts, personal care cosmetics, personal care FDA, sun care, food, cooking oils, beverage and spirits and wine.

As a result of the Company’s name change to Starco Brands, Inc., our Board unanimously proposed that we shall take action to change our trading symbol on the OTC Markets.  Such action does not require shareholder approval and, subject to market regulations, management will take the necessary steps to obtain a more appropriate trading symbol.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date there were 36,263,534 shares of $.001 par value common stock issued and outstanding.  The common stock constitutes the outstanding class of voting securities of the Company entitled to vote in connection with the Corporate Action described herein.  Each stockholder is entitled to one vote per share of common stock on any matter that properly comes before the stockholders and the common stock does not provide any preemptive rights to stockholders. The Company’s bylaws provide that a majority of the outstanding shares are required to approve any corporate action.

The following table lists the beneficial ownership of our outstanding common stock by our management and each person or group known to us to own beneficially more than 5% of our voting common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Based on these rules, two or more persons may be deemed to be the beneficial owners of the same securities.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 36,263,534 shares of common stock outstanding as of July 27, 2017, plus an aggregate of 35,000,000 shares which the following persons may acquire within 60 days by the exercise of rights, warrants and/or options.

MANAGEMENT

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Sanford Lang	8,050,320 (1)	11.29
Common Stock	Martin Goldrod	1,362,500	1.91
Common Stock	Rachel Boulds	25,000	Less than 1%
Common Stock	Ross Sklar	35,000,000 (2)	49.11
	Directors and executive officers as a group (4 persons)	44,437,820	62.35

(1) Represents 7,540,320 shares held by Mr. Lang, 500,000 shares held by his spouse and 10,000 shares held by a child living with him.

(2) Represents warrants to purchase 35,000,000 common shares exercisable within the next 60 days.

OTHER MATTERS

Interest of Certain Persons in or Opposition to Matters to be Acted upon Stockholder Proposals

Mr. Ross Sklar is the founder and current Chief Executive Officer of The Starco Group.  He started his chemical company in 1999, which later became The Starco Group in January 2010.  Other than Mr. Sklar, none of the remaining Company directors, executive officers or associates of such persons have any substantial interest, direct or indirect, by security holdings or otherwise, at any time since the beginning of the last fiscal year in the matter to be acted upon which is not shared by all other holders of the Company's common stock.

All members of the Board of the Company approved the action discussed above on July 27, 2017.  To our knowledge, no director has advised that he intends to oppose the Corporate Action as described above.

Stockholder Proposals

No security holder entitled to vote at a shareholders' meeting or entitled to vote by written consent has submitted to the Company any proposal for action or consideration by the Company or its Board.

No Dissenter’s Rights

Under applicable Nevada law, dissenting stockholders are not entitled to dissenter rights with respect to the Corporate Action and we will not independently provide stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.

If multiple stockholders sharing an address receive multiple copies of this Information Statement, but desire to receive a single copy, then one or more of the stockholders sharing such address shall provide notice to the Company and the Company shall provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a single copy of other communications in the future to the multiple stockholders at the shared address.

In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (818) 260-9370 or by mail to the Company's address at:

Stockholder Communications

Insynergy Products, Inc.

2501 West Burbank Blvd., Suite 201

Burbank, California 91505

ADDITIONAL INFORMATION

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the Company’s address or phone number, above.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC.  For more detailed information about the Company, including financial statements, you may refer to our recent Form 10-Q for the period ended March 31, 2017 filed with the SEC.  This information may be found at the SEC’s EDGAR database at www.sec.gov.  Our audited financial statements are contained in our Form 10-K for the year ended December 31, 2016, also available at www.sec.gov.  The periodic reports and other information that the Company has filed with the SEC, may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC, U.S.A., 20549.  You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC.  The address of that site is www.sec.gov.

Date: August 2, 2017	By order of the Board of Directors, /s/ _________________________________________________ Sanford Lang Chairman of the Board